Exhibit (o)

                              AMENDED AND RESTATED
                    MULTIPLE CLASS PLAN FOR EATON VANCE FUNDS

                             Dated December 10, 2001

     WHEREAS, each trust (each a "Trust") listed on Schedule A engages in business as an open-end investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trustees (hereafter the "Trustees") of each Trust have established two or more classes of shares of each series of the Trust listed on Schedule A hereto (each a "Fund"), such classes having been designated Class A (or Advisers Class), Class B, Class C, Class D, Class I, Class R or Class S (the "Classes");

     WHEREAS, each Fund is established in accordance with Section 18(f)(2) of the Act, its shares are registered on Form N-1A under the Securities Act of 1933, and it is entitled to have a multiple class plan adopted on its behalf by the Trust pursuant to Rule 18f-3 under the Act;

     WHEREAS, the Trustees of the Trust desire to replace the currently effective multiple class plan dated December 11, 2000 by amending and restating herein the separate arrangements, expense allocations, and any related conversion features or exchange privileges of the Classes; and

     WHEREAS, the Trustees of the Trust (including a majority of those Trustees who are not interested persons of the Trust) have determined that adoption of this Multiple Class Plan, including the expense allocations set forth herein, is in the best interests of each Class individually and each Fund as a whole.

     NOW, THEREFORE, each Trust hereby adopts this Multiple Class Plan (the "Plan") on behalf of each Fund in accordance with Rule 18f-3 under the Act and containing the following terms and conditions:

     1. Pursuant to each Fund's contractual arrangements and various actions taken by the Trustees and as described in the Funds' prospectuses, each Class of shares is subject to different distribution arrangements and accordingly is subject to different expenses related thereto, including distribution fees and shareholder service expenses. Class A shares are offered subject to an initial sales charge (or are designated Advisers Class shares without an initial sales load) and are subject to service fee payments in amounts not exceeding .25% of the average daily net assets attributable to such Class for each fiscal year. Class B and Class D shares are offered subject to a declining contingent deferred sales charge, a distribution fee of .75% of its average daily net assets and service fee payments in amounts not exceeding .25% of the average daily net assets attributable to such Class for each fiscal year. Class C shares are offered subject to a 1% contingent deferred sales charge for redemption within the first year, a distribution fee of .75% of its average daily net assets and service fee payments in amounts not exceeding .25% of the average daily net assets attributable to such Class for each fiscal year. Class I shares are offered at net asset value to certain investors and are not subject to distribution or service fee payments. Class S shares may be offered subject to a declining contingent deferred sales charge of 1% in the first year after purchase and 1/2 of 1% in the second year, and service fee payments in amounts not exceeding .20% of average daily net assets attributable to such Class for each fiscal year. Class R shares are offered at net asset value to certain investors and are subject to distribution fee payments in amounts not exceeding
 .50% of its average daily net assets and service fee payments in amounts not exceeding .25% of the average daily net assets attributable to such Class for each fiscal year. These fees and sales charges may change over time. As described in the Funds' prospectuses, the sales charges described above may be reduced or waived under certain circumstances.

     2. At the discretion of the Treasurer of the Trust, each Class may pay a different share of other expenses (not including advisory or custodial fees or other expenses related to the management of the Fund's assets, except for performance based advisory fees) that are actually incurred in a different amount by that Class or if the Class receives services of a different kind or to a different degree than another Class. Such expenses include, but are not limited to, the following (a) transfer agency costs (including entities performing account maintenance, dividend disbursing or subaccounting activities and administration of dividend reinvestment, systematic investment and withdrawal plans) attributable to a Class, (b) the cost of preparing, printing and mailing materials such as shareholder reports, prospectuses and proxy materials to current shareholders of a Class, (c) any registration, notice or filing fees of the Securities and Exchange Commission and state securities agencies, (d) the expense of administrative personnel and services required to support the shareholders of a Class, (e) Trustees' fees or expenses incurred as a result of issues or matters relating to a Class, and (f) legal, auditing and accounting expenses relating to a Class. The benefit of a waiver or reimbursement of expenses may be received in different amounts by Classes provided the Class receiving the waiver or reimbursement incurred or would have incurred such expenses pursuant to the foregoing. Such expense allocation is subject to the continuing availability of revenue procedures of the Internal Revenue Service to the effect that such allocations will not result in such Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code.

     3. Income, realized and unrealized capital gains and losses, and expenses of the Fund not allocated to a particular Class pursuant to the foregoing shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund.

     4. Class B shares of each series of Eaton Vance Investment Trust held for the longer of (i) four years or (ii) the time at which the contingent deferred sales charge applicable to such shares expires will automatically convert to such Class A shares of such series. Such conversion will occur during the month following the expiration of the holding period. Such conversion shall be effected on the basis of the relative net asset values per share of the two Classes without the imposition of any sales load, fee or other charge. For purposes of this conversion, all distributions paid on such Class B shares which the shareholder elects to reinvest in Class B shares will be considered to be held in a separate sub-account. Upon the conversion of such Class B shares not acquired through the reinvestment of distributions, a pro rata portion of the Class B shares held in the sub-account will also convert to such Class A shares. This portion will be determined by the ratio that such Class B shares being converted bear to the total of Class B shares (excluding shares acquired through reinvestment) in the account.

     5. For Funds that offer Class B or Class D shares on or after May 12, 2000, each newly offered Class B or Class D share ("Flip Class") shall automatically convert to Class A shares of the same Fund on the eighth annual anniversary on which Flip Class shares were purchased, unless otherwise noted on Schedule A. Such conversion will occur during the month following the expiration of the holding period. Such conversion shall be effected on the basis of the relative net asset values per share of the two Classes without the imposition of any sales load, fee or other charge. For purposes of this conversion, all distributions paid on such Flip Class shares which the shareholder elects to be reinvested in such shares will be considered to be held in a separate sub-account. Upon the conversion of such Flip Class shares not acquired through the reinvestment of distributions, a pro rata portion of such shares held in the sub-account will also convert to Class A shares. This portion will be determined by the ratio that such Flip Class shares being converted bear to the total of such shares (excluding shares acquired through reinvestment) in the account.

     6. Shares of one Class of a Fund may be voluntarily converted to another Class of the same Fund that bears lower fixed expenses at the discretion of a shareholder if the conversion is at relative net asset values and is permitted by the disclosure documents of the Fund.

     7. Each Class of shares may be exchanged for shares of the same type of other funds in the Eaton Vance family of funds, which may change from time to time, subject to terms, conditions and limitations set forth in the relevant prospectuses.

     8. This Plan shall not take effect until after it has been approved by both a majority of Trustees and a majority of those Trustees who are not interested persons of a Trust.

     9. This Plan shall continue indefinitely, unless terminated or amended. All material amendments to this Plan shall be approved in the manner provided for Trustee approval of this Plan in Section 8. Additional series of a Trust with Classes of shares may become subject to this Plan upon Trustee approval as provided for in Section 8 and amendment of Schedule A hereto.

                                      * * *

                                   SCHEDULE A


                            Eaton Vance Growth Trust
                            ------------------------

Atlanta Capital Intermediate Bond Fund                          Eaton Vance Growth Fund
Atlanta Capital Large-Cap Growth Fund                           Eaton Vance Information Age Fund
Atlanta Capital Small-Cap Fund                                  Eaton Vance Worldwide Developing Resources Fund
Eaton Vance Asian Small Companies Fund                          Eaton Vance Worldwide Health Sciences Fund
Eaton Vance Greater China Growth Fund



                          Eaton Vance Investment Trust
                          ----------------------------

Eaton Vance California Limited Maturity Municipals Fund         Eaton Vance New Jersey Limited Maturity Municipals Fund
Eaton Vance Florida Limited Maturity Municipals Fund            Eaton Vance New York Limited Maturity Municipals Fund
Eaton Vance Massachusetts Limited Maturity Municipals Fund      Eaton Vance Ohio Limited Maturity Municipals Fund
Eaton Vance National Limited Maturity Municipals Fund           Eaton Vance Pennsylvania Limited Maturity Municipals Fund


                          Eaton Vance Municipals Trust
                          ----------------------------

Eaton Vance Alabama Municipals Fund                             Eaton Vance Mississippi Municipals Fund
Eaton Vance Arizona Municipals Fund                             Eaton Vance Missouri Municipals Fund
Eaton Vance Arkansas Municipals Fund                            Eaton Vance National Municipals Fund
Eaton Vance California Municipals Fund                          Eaton Vance New Jersey Municipals Fund
Eaton Vance Colorado Municipals Fund                            Eaton Vance New York Municipals Fund
Eaton Vance Connecticut Municipals Fund                         Eaton Vance North Carolina Municipals Fund
Eaton Vance Florida Municipals Fund                             Eaton Vance Ohio Municipals Fund
Eaton Vance Georgia Municipals Fund                             Eaton Vance Oregon Municipals Fund
Eaton Vance Kentucky Municipals Fund                            Eaton Vance Pennsylvania Municipals Fund
Eaton Vance Louisiana Municipals Fund                           Eaton Vance Rhode Island Municipals Fund
Eaton Vance Maryland Municipals Fund                            Eaton Vance South Carolina Municipals Fund
Eaton Vance Massachusetts Municipals Fund                       Eaton Vance Tennessee Municipals Fund
Eaton Vance Michigan Municipals Fund                            Eaton Vance Virginia Municipals Fund
Eaton Vance Minnesota Municipals Fund                           Eaton Vance West Virginia Municipals Fund


                         Eaton Vance Municipals Trust II
                         -------------------------------

Eaton Vance Florida Insured Municipals Fund                     Eaton Vance High Yield Municipals Fund
Eaton Vance Hawaii Municipals Fund                              Eaton Vance Kansas Municipals Fund

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

Eaton Vance Floating-Rate Fund                                  Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Floating-Rate High Income Fund                      Eaton Vance Tax-Managed Growth Fund
Eaton Vance Government Obligations Fund                         Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance High Income Fund                                    Eaton Vance Tax-Managed International Growth Fund
Eaton Vance Municipal Bond Fund                                 Eaton Vance Tax-Managed Mid-Cap Stock Fund
Eaton Vance Strategic Income Fund                               Eaton Vance Tax-Managed Small Company Value Fund
Eaton Vance Tax-Managed Capital Appreciation Fund               Eaton Vance Tax-Managed Value Fund
Eaton Vance Tax-Managed Emerging Growth Fund                    Eaton Vance Tax-Managed Young Shareholder Fund
Eaton Vance Tax-Managed Emerging Growth Fund 1.2


                      Eaton Vance Special Investment Trust
                      ------------------------------------

Eaton Vance Emerging Markets Fund                               Eaton Vance Special Equities Fund
Eaton Vance Greater India Fund                                  Eaton Vance Stock Fund
Eaton Vance Investors Fund                                      Eaton Vance Total Return Fund


                        Eaton Vance Income Fund of Boston
                        ---------------------------------




                                      A-2